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                                                                    EXHIBIT 11.1

                      NETSCAPE COMMUNICATIONS CORPORATION
                STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

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                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1996       1995       1996       1995
                                                                        ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary:
  Weighted average common stock outstanding including stock related to
    SAB No. 64 and 83.................................................     84,440     77,851     83,141     73,120
  Net effect of dilutive stock options based on the treasury stock
    method using average market price.................................      3,443      2,981      3,800     --
                                                                        ---------  ---------  ---------  ---------
    Total weighted average common and common equivalent shares
      outstanding.....................................................     87,883     80,832     86,941     73,120
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income (loss).....................................................  $   7,657  $     175  $  12,152  $  (7,124)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income (loss) per share...........................................  $    0.09  $    0.00  $    0.14  $   (0.10)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Fully diluted:
  Weighted average common stock outstanding including stock related to
    SAB No. 64 and 83.................................................     84,440     77,851     83,141     73,120
  Net effect of dilutive stock options based on the treasury stock
    method using the greater of quarter-end or average market price...      3,533      3,286      3,871     --
                                                                        ---------  ---------  ---------  ---------
    Total weighted average common and common equivalent shares
      outstanding.....................................................     87,973     81,137     87,012     73,120
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income (loss).....................................................  $   7,657  $     175  $  12,152  $  (7,124)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income (loss) per share...........................................  $    0.09  $    0.00  $    0.14  $   (0.10)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
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